American Renal Associates Holdings, Inc. Announces Second Quarter 2018 Results
BEVERLY, MA (August 7, 2018) - American Renal Associates Holdings, Inc. (NYSE: ARA) (the “Company”), a leading provider of outpatient dialysis services, today announced financial and operating results for the second quarter ended June 30, 2018.
Certain metrics, including those expressed on an adjusted basis, are Non-GAAP financial measures (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).
Second Quarter 2018 Highlights (all percentage changes compare Q2 2018 to Q2 2017 unless noted):

•	Net patient service operating revenues increased 16.8% to $217.2 million;

•	Net loss attributable to American Renal Associates Holdings, Inc. was $18.0 million as compared to a net loss of $2.1 million in Q2 2017;

•	Adjusted EBITDA less noncontrolling interests (“Adjusted EBITDA-NCI”) was $31.5 million as compared to $27.4 million in Q2 2017;

•	Adjusted net income attributable to American Renal Associates Holdings, Inc. was $6.9 million, or $0.20 per share, for Q2 2018;

•	Total dialysis treatments increased 5.6%, of which 4.5% was non-acquired growth. Normalized total treatment growth was 6.3% and normalized non-acquired growth was 5.3%; and

•	As of June 30, 2018, the Company operated 233 outpatient dialysis clinics serving approximately 16,000 patients.

Joseph (Joe) Carlucci, Chairman and Chief Executive Officer, said, “We are very pleased with the Company’s second quarter 2018 performance. We executed well with our business development program by opening five de novo clinics and signing three additional new deals during the second quarter of 2018. Our opening schedule continues to be weighted to the second half of 2018, and we continue to have strong visibility into these future openings due to our signed pipeline of 26 clinics as of June 30, 2018. Our normalized treatment growth was 6.3% during the second quarter of 2018, and this rate of growth was essentially in-line with our expectations. As a result of our second half 2018 openings, we continue to expect normalized treatment growth to improve in subsequent quarters of 2018. Our second quarter 2018 revenue growth was favorably impacted by the new CMS coverage policy for Calcimimetics, as well as broader adoption of coverage policies by other payors for these pharmaceuticals. Importantly, on a volume basis, our commercial payor mix remained stable with that of the first quarter of 2018.”

“During the second quarter of 2018, we were able to sustain the more efficient cost structure that was established through our 2017 operating initiatives, while building on that success sequentially from the first quarter of 2018 due to greater progress with the lower-cost erythropoietin stimulating agent (ESA), Mircera, which we introduced as a new alternative for prescribing physicians last year. As we look forward, we continue to believe that our success will be driven by our differentiated physician partnership model, which remains underpinned by our Core Values and validated through strong quality metrics, outstanding patient satisfaction rates and industry-leading physician satisfaction rates,” continued Carlucci.

Financial and operating highlights include:
Revenue: Patient service operating revenues for the second quarter of 2018 were $217.2 million, an increase of 16.8% as compared to $186.0 million for the prior-year period, primarily due to treatment growth and reimbursement of certain pharmaceuticals under the Medicare ESRD PPS Transitional Drug Add-on Payment Adjustment, which became effective on January 1, 2018.
Treatment Volume: Total dialysis treatments for the second quarter of 2018 were 572,929, representing an increase of 5.6% over the second quarter of 2017. Non-acquired treatment growth was 4.5%, and acquired treatment growth was 1.1% for the second quarter of 2018. Normalized for clinic sales, Q2 2018 total treatment growth was 6.3% and non-acquired treatment growth was 5.3% as compared to Q2 2017.

Clinic Activity: As of June 30, 2018, the Company provided services at 233 outpatient dialysis clinics serving 16,018 patients. During the second quarter of 2018, we opened five de novo clinics. As of June 30, 2018, we had 26 signed clinics scheduled to open in the future.

Net income, Net income attributable to noncontrolling interests, Net loss attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA-NCI:

	(Unaudited)
	Three Months Ended June 30,		Increase (Decrease)
(in thousands)	2018	2017	Amount	Percentage Change
Net income	$2,277	$16,391	$(14,114)	(86.1)%
Net income attributable to noncontrolling interests	(20,285)	(18,497)	1,788	9.7%
Net loss attributable to American Renal Associates Holdings, Inc.	$(18,008)	$(2,106)	$(15,902)	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$51,793	$45,900	$5,893	12.8%
Adjusted EBITDA-NCI	$31,508	$27,403	$4,105	15.0%

	(Unaudited)
	Six Months Ended June 30,		Increase (Decrease)
(in thousands)	2018	2017	Amount	Percentage Change
Net income	$15,990	$29,293	$(13,303)	(45.4)%
Net income attributable to noncontrolling interests	(34,908)	(32,650)	(2,258)	6.9%
Net loss attributable to American Renal Associates Holdings, Inc.	$(18,918)	$(3,357)	$(15,561)	NM*
Non-GAAP financial measures**:
Adjusted EBITDA	$89,154	$81,468	$7,686	9.4%
Adjusted EBITDA-NCI	$54,246	$48,818	$5,428	11.1%

_______________________________________________________
*    Not Meaningful
**    See “Reconciliation of Non-GAAP Financial Measures.”

Operating Expenses: Patient care costs for the second quarter of 2018 were $140.6 million, or 64.7% of patient service operating revenues, as compared to $118.1 million, or 63.5% (or 63.4% excluding the Modification Expense described below) of patient service operating revenues, in the prior-year period. General and administrative expenses were $26.8 million, or 12.3% of patient service operating revenues, as compared to $26.4 million, or 14.2% (or 12.6% excluding the Modification Expense described below) of patient service operating revenues, in the prior-year period. Patient care costs include $0.5 million for the second quarter of 2017 of stock-based compensation related to modification of options at the time of the Company’s initial public offering (the “Modification Expense”). General and administrative expenses include $2.1 million for the second quarter of 2017 of Modification Expense.
Patient care costs for the six months ended June 30, 2018 were $274.3 million, or 66.6% of patient service operating revenues, as compared to $238.4 million, or 65.7% (or 65.1% excluding the Modification Expense, severance expense and gain on sale of assets) of patient service operating revenues, in the prior-year period. Patient care costs include $2.2 million of Modification Expense, $0.1 million of severance costs and $0.5 million gain on sale of assets for the six months ended June 30, 2017. General and administrative expenses during the six months ended June 30, 2018 were $51.8 million, or 12.6% of patient service operating revenues, as compared to $57.6 million, or 15.9% (or 13.0% excluding the Modification Expense and severance expense) of patient service operating revenues, in the prior-year period. General and administrative expenses include $9.5 million of Modification Expense and $0.8 million in severance costs for the six months ended June 30, 2017.

Certain Legal Matters: On August 1, 2018, we executed a Settlement Agreement with affiliates of UnitedHealth Group Incorporated (“United”) to resolve all outstanding litigation between the companies. Pursuant to the Settlement Agreement, the Company will make total settlement payments of $32.0 million in five annual installments. A first installment in the amount of $10.0 million was made on August 1, 2018. In connection with the $32.0 million settlement, the Company recognized the $29.6 million present value of the settlement during the second quarter of 2018, which was included as an expense in Certain legal matters on the Company’s consolidated statement of operations for the three months ended June 30, 2018. The Company also recognized an additional $2.9 million of expense within Certain legal matters during the second quarter of 2018 primarily related to the United matter.

Cash Flow: Cash provided by operating activities for the second quarter of 2018 was $37.5 million as compared to $35.8 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the second quarter of 2018 was $20.0 million as compared to $17.1 million in the prior-year period. Total capital expenditures for the second quarter of 2018 were $8.6 million as compared to $7.6 million in the prior-year period. Capital expenditures for the three months ended June 30, 2018 included $1.9 million for maintenance and $6.6 million for expansions and new clinic development.

Cash provided by operating activities for the six months ended June 30, 2018 was $58.5 million as compared to $52.4 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the six months ended June 30, 2018 was $25.1 million as compared to $14.5 million in the prior-year period. Total capital expenditures for the six months ended June 30, 2018 were $18.4 million as compared to $14.1 million in the prior-year period. Capital expenditures for the six months ended June 30, 2018 included $4.9 million for maintenance and $13.5 million for expansions and new clinic development.

Balance Sheet: At June 30, 2018, the Company’s balance sheet included consolidated cash of $69.4 million and consolidated debt of $556.6 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by the Company and clinic-level cash not owned by the Company, Adjusted owned net debt (see “Reconciliation of Non-GAAP Financial Measures”) was $459.6 million at June 30, 2018, as compared to $459.5 million at December 31, 2017. Adjusted owned net debt to last twelve months Adjusted EBITDA-NCI leverage ratio was 4.1x at June 30, 2018, an improvement of 0.3x from December 31, 2017. As of June 30, 2018, net patient accounts receivable was $91.5 million, and days sales outstanding (“DSO”) for the period was 38 days as compared to 40 days as of March 31, 2018.

2018 Outlook for Adjusted EBITDA-NCI:

The Company is reiterating its guidance for 2018 Adjusted EBITDA-NCI to be in a range of $105 million to $111 million.

The expense recognized by the Company during the second quarter of 2018 representing the present value of the settlement with United described above does not affect the Company's expected 2018 Adjusted EBITDA-NCI guidance because the expenses relating to the United litigation are added back in calculating Adjusted EBITDA-NCI.

The Company is not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.

Conference Call
American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Wednesday, August 8, 2018, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029, or may listen over the Internet by going to the Investor Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13680635.

About American Renal Associates

American Renal Associates (“ARA”) is a leading provider of outpatient dialysis services in the United States. As of June 30, 2018, ARA operated 233 dialysis clinic locations in 26 states and the District of Columbia serving approximately 16,000 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our reports on Form 10-Q filed or to be filed with the Securities and Exchange Commission (“SEC”) that may cause actual results to differ materially from those that we expected.
Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•
continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support;

•	decline in commercial payor reimbursement rates;

•
the ultimate resolution of the Centers for Medicare and Medicaid Services (“CMS”) Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule;

•	reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;

•	our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;

•	our ability to compete effectively in the dialysis services industry;

•	the performance of our joint venture subsidiaries and their ability to make distributions to us;

•
changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system proposed rule for 2019 issued July 11, 2018;

•	federal or state healthcare laws that could adversely affect us;

•
our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;

•	heightened federal and state investigations and enforcement efforts;

•	the impact of the litigation by affiliates of UnitedHealth Group, Inc. and the resolution thereof, and the Department of Justice inquiry;

•	changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business;

•	development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;

•	our ability to timely and accurately bill for our services and meet payor billing requirements;

•
claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs; and any negative publicity or reputational damage arising from such matters;

•	loss of any members of our senior management;

•	damage to our reputation or our brand and our ability to maintain brand recognition;

•	our ability to maintain relationships with our medical directors and renew our medical director agreements;

•	shortages of qualified skilled clinical personnel, or higher than normal turnover rates;

•	competition and consolidation in the dialysis services industry;

•	deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;

•	the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;

•	our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;

•	unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;

•	our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and,

•	the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.
The forward-looking statements made in this press release are made only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.

Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, the Company has presented the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests, Adjusted net income attributable to American Renal Associates Holdings, Inc., Adjusted cash provided by operating activities and Adjusted owned net debt, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures.”
These Non-GAAP financial measures are not intended to replace financial performance and liquidity measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance and liquidity that management believes may enhance the evaluation of the Company's ongoing operating results. Please see “Reconciliation of Non-GAAP Financial Measures” for additional reasons why these measures are provided.

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Patient service operating revenues	$217,178	$185,992	$411,850	$363,017
Operating expenses:
Patient care costs	140,562	118,059	274,293	238,360
General and administrative	26,803	26,381	51,763	57,625
Transaction-related costs	—	717	856	717
Depreciation and amortization	9,814	9,382	19,437	18,456
Certain legal matters	32,546	4,297	36,649	8,233
Total operating expenses	209,725	158,836	382,998	323,391
Operating income	7,453	27,156	28,852	39,626
Interest expense, net	(8,131)	(7,188)	(15,588)	(14,797)
Loss on early extinguishment of debt	—	(526)	—	(526)
Income tax receivable agreement income (expense)	1,736	(2,641)	715	1,876
Income before income taxes	1,058	16,801	13,979	26,179
Income tax (benefit) expense	(1,219)	410	(2,011)	(3,114)
Net income	2,277	16,391	15,990	29,293
Less: Net income attributable to noncontrolling interests	(20,285)	(18,497)	(34,908)	(32,650)
Net loss attributable to American Renal Associates Holdings, Inc.	(18,008)	(2,106)	(18,918)	(3,357)
Less: Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(884)	(2,527)	(302)	(13,610)
Net loss attributable to common shareholders	$(18,892)	$(4,633)	$(19,220)	$(16,967)

Loss per share:
Basic	$(0.59)	$(0.15)	$(0.60)	$(0.55)
Diluted	$(0.59)	$(0.15)	$(0.60)	$(0.55)
Weighted-average number of common shares outstanding:
Basic	31,932,705	30,986,689	31,877,286	30,947,304
Diluted	31,932,705	30,986,689	31,877,286	30,947,304

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except for share data)

	June 30, 2018	December 31, 2017
Assets	(Unaudited)
Cash	$69,403	$71,521
Accounts receivable, less allowance for doubtful accounts of $1,834 and $6,757, respectively	91,508	79,662
Inventories	6,535	4,665
Prepaid expenses and other current assets	20,338	24,998
Income tax receivable	4,713	6,745
Total current assets	192,497	187,591
Property and equipment, net of accumulated depreciation of $183,077 and $167,390, respectively	167,621	168,537
Intangible assets, net of accumulated amortization of $23,819 and $23,419, respectively	24,966	25,368
Other long-term assets	19,639	9,285
Goodwill	570,946	573,427
Total assets	$975,669	$964,208
Liabilities and Equity
Accounts payable	$52,849	$33,421
Accrued compensation and benefits	30,881	28,985
Accrued expenses and other current liabilities	48,961	49,963
Current portion of long-term debt	46,660	44,534
Total current liabilities	179,351	156,903
Long-term debt, less current portion	509,983	515,554
Income tax receivable agreement payable	6,037	7,500
Other long-term liabilities	33,819	14,880
Deferred tax liabilities	4,696	8,991
Total liabilities	733,886	703,828
Commitments and contingencies
Noncontrolling interests subject to put provisions	145,500	139,895
Equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized; 32,458,837 and 32,034,439 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	195	193
Additional paid-in capital	69,170	67,853
Receivable from noncontrolling interests	(477)	(358)
Accumulated deficit	(142,493)	(123,789)
Accumulated other comprehensive income (loss), net of tax	1,227	(677)
Total American Renal Associates Holdings, Inc. deficit	(72,378)	(56,778)
Noncontrolling interests not subject to put provisions	168,661	177,263
Total equity	96,283	120,485
Total liabilities and equity	$975,669	$964,208

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited) (dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Operating activities	2018	2017	2018	2017
Net income	$2,277	$16,391	$15,990	$29,293
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,814	9,382	19,437	18,456
Amortization of discounts, fees and deferred financing costs	492	535	989	1,065
Loss on extinguishment of debt	—	526	—	526
Stock-based compensation	1,663	3,643	2,927	13,731
Premium paid for interest rate cap agreements	—	—	—	(1,186)
Deferred taxes	(5,014)	56	(5,014)	729
Income tax receivable agreement (income) expense	(1,736)	2,641	(715)	(1,876)
Non-cash charge related to derivative agreements	4	—	5	173
Non-cash rent charges	(6)	142	161	431
Loss on disposal of assets	29	133	279	190
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,785)	(346)	(11,846)	3,286
Inventories	1,107	(312)	(1,870)	(284)
Prepaid expenses and other current assets	7,576	(5,767)	7,119	(9,637)
Other assets	(4,422)	(489)	(8,733)	(552)
Accounts payable	11,964	3,579	19,428	(2,943)
Accrued compensation and benefits	3,721	2,562	1,896	(449)
Accrued expenses and other liabilities	15,786	3,162	18,426	1,407
Cash provided by operating activities	37,470	35,838	58,479	52,360
Investing activities
Purchases of property, equipment and intangible assets	(8,567)	(7,647)	(18,418)	(14,053)
Proceeds from asset sales	—	—	2,500
Cash used in investing activities	(8,567)	(7,647)	(15,918)	(14,053)
Financing activities
Net proceeds from issuance of long-term debt	—	267,564	—	267,564
Cash paid for financing costs	—	(3,914)	—	(3,914)
Proceeds from term loans, net of deferred financing costs	18,440	7,110	28,946	11,991
Payments on long-term debt	(20,138)	(276,836)	(33,198)	(286,525)
Dividends and dividend equivalents paid	(21)	(8,409)	(278)	(8,680)
Proceeds from exercise of stock options	60	506	396	536
Vested restricted stock awards withheld on net share settlement	—	—	(367)	—
Distributions to noncontrolling interests	(17,471)	(19,498)	(34,189)	(38,542)
Contributions from noncontrolling interests	790	1,177	2,520	2,887
Purchases of noncontrolling interests	(5,443)	(4,961)	(8,601)	(9,507)
Proceeds from sales of additional noncontrolling interests	—	—	92	—
Cash used in financing activities	(23,783)	(37,261)	(44,679)	(64,190)

Increase (decrease) in cash and restricted cash	5,120	(9,070)	(2,118)	(25,883)
Cash and restricted cash at beginning of period	64,383	84,103	71,621	100,916
Cash and restricted cash at end of period	$69,503	$75,033	$69,503	$75,033

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$1,227	$1,193	$1,525	$1,320
Cash paid for interest	5,669	6,603	12,665	13,435

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited GAAP, Non-GAAP, and Other Supplemental Business Metrics
(dollars in thousands, except per treatment amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Dialysis Clinic Activity:
Number of clinics (as of end of period)	233	228	217
Number of de novo clinics opened (during period)	5	1	2
Number of acquired clinics (during period)	—	—	—
Sold or merged clinics (during period)	—	(1)	—
Signed clinics (as of end of period)	26	28	32
Patients and Treatment Volume:
Patients (as of end of period)	16,018	15,776	15,023
Number of treatments	572,929	558,936	542,749
Number of treatment days	78	78	78
Treatments per day	7,345	7,166	6,958
Sources of treatment growth (year over year % change):
Non-acquired growth	4.5%	4.2%	8.6%
Acquired growth	1.1%	1.0%	0.3%
Total treatment growth	5.6%	5.2%	8.9%
Revenue:
Patient service operating revenues	$217,178	$194,672	$185,992
Patient service operating revenues per treatment	$379	$348	$343
Expenses:
Adjusted patient care costs (1)
Amount	$140,562	$133,731	$117,913
As a % of patient service operating revenues	64.7%	68.7%	63.4%
Per treatment	$245	$239	$217
Adjusted general and administrative expenses (2)
Amount	$26,803	$24,960	$23,483
As a % of patient service operating revenues	12.3%	12.8%	12.6%
Per treatment	$47	$45	$43
Accounts receivable DSO (days)	38	40	38
Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$51,793	$37,361	$45,900
Adjusted EBITDA-NCI	$31,508	$22,738	$27,403
Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	98%	98%	98%
Vascular access - % catheter in use > 90 days	12%	11%	11%

*	See “Reconciliation of Non-GAAP Financial Measures.”

(1)	Adjusted patient care costs exclude $0.5 million of Modification Expense, $0.1 million of severance expense and $0.5 million of gain on sale of assets during the three months ended June 30, 2017.

(2)	Adjusted general and administrative expenses exclude $2.1 million of Modification Expense and $0.8 million of severance expense during the three months ended June 30, 2017.

American Renal Associates Holdings, Inc. and Subsidiaries
Net Loss per Share Reconciliation
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Basic
Net loss attributable to American Renal Associates Holdings, Inc.	$(18,008)	$(2,106)	$(18,918)	$(3,357)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(884)	(2,527)	(302)	(13,610)
Net loss attributable to common shareholders for basic earnings per share calculation	$(18,892)	$(4,633)	$(19,220)	$(16,967)
Weighted-average common shares outstanding	31,932,705	30,986,689	31,877,286	30,947,304
Loss per share, basic	$(0.59)	$(0.15)	$(0.60)	$(0.55)
Diluted
Net loss attributable to American Renal Associates Holdings, Inc.	$(18,008)	$(2,106)	$(18,918)	$(3,357)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	(884)	(2,527)	(302)	(13,610)
Net loss attributable to common shareholders for diluted earnings per share calculation	$(18,892)	$(4,633)	$(19,220)	$(16,967)
Weighted-average common shares outstanding, basic	31,932,705	30,986,689	31,877,286	30,947,304
Weighted-average common shares outstanding, diluted	31,932,705	30,986,689	31,877,286	30,947,304
Loss per share, diluted	$(0.59)	$(0.15)	$(0.60)	$(0.55)
Outstanding options excluded as impact would be anti-dilutive	3,716,353	3,291,722	3,487,078	2,303,407

American Renal Associates Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(dollars in thousands)

We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before income taxes and other non-income based tax, interest expense, net, depreciation and amortization, as adjusted for stock-based compensation and associated payroll taxes, loss on early extinguishment of debt, transaction-related costs, certain legal matters costs, executive and management severance costs, income tax receivable agreement income and expense, and gain on sale of assets. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests.  We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and a further understanding of the Company's results of operations from management's perspective. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of actions that are outside the operational control of management, but can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for these items to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and you should not consider these items in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

•	do not include stock-based compensation expense, and beginning with the quarter ended June 30, 2017, do not include associated payroll taxes;

•	do not include transaction-related costs;

•
do not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	do not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•	do not include income tax receivable agreement income and expense;

•	do not include loss on early extinguishment of debt;

•	do not include costs related to certain legal matters;

•	do not include executive and management severance costs;

•	do not include income tax expense or benefit and other non-income based taxes; and

•	do not reflect gain on sale of assets.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.
You should not consider Adjusted EBITDA and Adjusted EBITDA-NCI as alternatives to income from operations or net income, determined in accordance with GAAP, as an indicator of our operating performance, or as alternatives to cash provided by operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. This presentation of Adjusted EBITDA and Adjusted EBITDA-NCI may not be

directly comparable to similarly titled measures of other companies, since not all companies use identical calculations.
We use Adjusted net income attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of certain items that we believe are not related to our normal business operations and/or are a result of changes in our liabilities from period to period. See the notes to the tables below for further explanation of the exclusion of certain items. By excluding these items, we believe Adjusted net income allows us and investors to evaluate our net income on a more consistent basis. “Adjusted net income attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus or minus, as applicable, stock-based compensation due to option modifications and other transactions at the time of the Company’s initial public offering, certain legal matter costs, transaction-related costs, income tax receivable agreement income/expense, tax valuation allowance and other tax adjustments, and accounting changes in fair value of non-controlling interest puts, net of taxes. We use the Adjusted weighted average number of diluted shares to calculate Adjusted net income attributable to American Renal Associates Holdings, Inc. per share. For the first and second quarter of 2017, the Adjusted weighted average number of diluted shares outstanding is calculated using the treasury method as if certain unvested in-the-money options subject to a contingency are treated as being vested to provide investors with a calculation of the fully-diluted number of shares assuming certain pre-IPO options vested prior to their actual vesting on April 21, 2017.
We use Adjusted cash provided (used) by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash provided (used) by operating activities less distributions to noncontrolling interests” is defined as cash provided by operating activities plus transaction-related expenses less distributions to noncontrolling interests.
We use Adjusted owned net debt because it is a useful metric to evaluate the Company’s share of interests in the cash on our consolidated balance sheet and the debt of the Company. “Adjusted owned net debt” is defined as debt (other than clinic-level debt) plus clinic-level debt guaranteed by our wholly owned subsidiaries of American Renal Associates Holdings, Inc. less cash (other than clinic-level cash) less the Company’s pro rata interest in clinic-level cash.  “Owned net leverage” is defined as the ratio of Owned net debt to our trailing twelve months Adjusted EBITDA-NCI.

The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

	(Unaudited)
Reconciliation of Net income to Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,		LTM (1) as of June 30, 2018
	2018	2017	2018	2017
Net income	$2,277	$16,391	$15,990	$29,293	$62,380
Interest expense, net	8,131	7,188	15,588	14,797	30,080
Income tax (benefit) expense and other non-income based tax	(917)	410	(1,709)	(3,114)	9,879
Depreciation and amortization	9,814	9,382	19,437	18,456	38,615
Transaction-related costs	—	717	856	717	856
Loss on early extinguishment of debt	—	526	—	526	—
Income tax receivable agreement (income) expense	(1,736)	2,641	—	(1,876)	(6,073)
Certain legal matters (2)	32,546	4,297	36,649	8,233	43,665
Executive and management severance costs	—	917	—	917	—
Stock-based compensation and related payroll taxes	1,678	3,948	3,058	14,036	5,381
Gain on sale of assets	—	(517)	(715)	(517)	(740)
Adjusted EBITDA (including noncontrolling interests)	$51,793	$45,900	$89,154	$81,468	$184,043
Less: Net income attributable to noncontrolling interests	(20,285)	(18,497)	(34,908)	(32,650)	(73,084)
Adjusted EBITDA-NCI	$31,508	$27,403	$54,246	$48,818	$110,959
__________________________________

(1)	Last twelve months (“LTM”) is the period beginning July 1, 2017 through June 30, 2018.

(2)
Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth Group Incorporated litigation and settlement, the subpoena from the United States Attorney's Office, District of Massachusetts, a now-concluded SEC inquiry, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-Q for the period ended June 30, 2018. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

The following table presents the reconciliation from Net loss attributable to American Renal Associates Holdings, Inc. to Adjusted net income attributable to American Renal Associates Holdings, Inc. for the periods indicated:
Reconciliation of Net Loss Attributable to American Renal Associates Holdings, Inc. to Adjusted Net Income Attributable to American Renal Associates Holdings, Inc.:

(dollars in thousands, except per share data)	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss attributable to American Renal Associates Holdings, Inc.	$(18,008)	$(2,106)	$(18,918)	$(3,357)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	(884)	(2,527)	(302)	(13,610)
Net loss attributable to common shareholders	$(18,892)	$(4,633)	$(19,220)	$(16,967)

Adjustments:
Stock-based compensation due to option modification and IPO transactions (2)	—	2,644	—	11,748
Certain legal matters (3)	32,546	4,297	36,649	8,233
Loss on early extinguishment of debt	—	526	—	526
Transaction-related costs	—	717	856	717
Executive and management severance costs	—	917	—	917
Gain on sale of assets	—	(517)	—	(517)
Total pre-tax adjustments	$32,546	$8,584	$37,505	$21,624
Tax effect	5,890	3,560	7,179	8,967
Net taxable adjustments	$26,656	$5,024	$30,326	$12,657
Income tax receivable agreement (income) expense	(1,736)	2,641	(715)	(1,876)
Tax valuation allowance and other tax adjustments	—	57	—	730
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	(884)	(2,527)	(302)	(13,610)
Total adjustments, net	$25,804	$10,249	$29,913	$25,121
Adjusted net income attributable to American Renal Associates Holdings, Inc.	$6,912	$5,616	$10,693	$8,154

Basic shares outstanding	31,932,705	30,986,689	31,877,286	30,947,304
Adjusted effect of dilutive stock options (4)	1,915,574	2,957,728	2,088,504	2,957,828
Adjusted weighted average number of diluted shares used to compute adjusted net income attributable to American Renal Associates Holdings, Inc. per share (4)	33,848,279	33,944,417	33,965,790	33,905,132
Adjusted net income attributable to American Renal Associates Holdings, Inc. per share	$0.20	$0.17	$0.31	$0.24
________________________

(1)	Changes in fair values of contractual noncontrolling interest put provisions are related to certain put rights that were accelerated as a result of the IPO.

(2)
Stock-based compensation due to option modification and other transactions at the time of the IPO which were expensed within 12 months after the IPO have been excluded since they arose based on transactions that are not expected to occur in the future.

(3)
Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth Group Incorporated litigation and settlement, the subpoena from the United States Attorney's Office, District of Massachusetts, a now-concluded SEC inquiry, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-Q for the period ended June 30, 2018. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

(4)
For the three and six months ended June 30, 2017, adjusted weighted average number of diluted shares outstanding calculated using the treasury method as if 2.5 million shares related to unvested in-the-money options subject to a contingency are vested.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Cash Flow
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash provided by operating activities	$37,470	$35,838	$58,479	$52,360
Plus:
Transaction-related costs (1)	—	717	856	717
Adjusted cash provided by operating activities	$37,470	$36,555	$59,335	$53,077
Distributions to noncontrolling interests	(17,471)	(19,498)	(34,189)	(38,542)
Adjusted cash provided by operating activities less distributions to NCI	$19,999	$17,057	$25,146	$14,535
Capital expenditure breakdown:
Routine and maintenance capital expenditures	$1,939	$1,996	$4,894	$3,914
Development capital expenditures	6,628	5,651	13,524	10,139
Total capital expenditures	$8,567	$7,647	$18,418	$14,053
_________________________

(1)
Transaction-related costs represent costs associated with our registration statement and the secondary offering that was withdrawn in March 2018.  These costs include legal, accounting, valuation and other professional or consulting fees.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Leverage Statistics
(dollars in thousands)

	As of June 30, 2018
	Total ARA	ARA "Owned"
Cash (other than clinic-level cash)	$3,477	$3,477
Clinic-level cash	65,926	34,457
Total cash	$69,403	$37,934
Debt (other than clinic-level debt)	$439,023	$439,023
Clinic-level debt	126,470	67,128
Unamortized debt discounts and fees	(8,850)	(8,647)
Total debt	$556,643	$497,504
Adjusted owned net debt (total debt - total cash)		$459,570
Adjusted EBITDA-NCI, LTM		$110,959
Leverage ratio (2)		4.1x
_________________________
(2)     Leverage ratio is calculated as follows: Adjusted owned net debt divided by Adjusted EBITDA -NCI, last twelve months.

American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978)-522-6063; Email: dlehrich@americanrenal.com